Exhibit 4.30

[Note: Translation from the original agreement written in Chinese]

Amendment to the Sixth Amended and Restated Loan Agreement

This amendment was executed on August 15, 2013 in Beijing by the following parties:

eLong, Inc. (“Party A”)

Legal Address: 4th Floor, Hutchence David Century Garden, George Town, Grand

Cayman, Cayman Islands

Guangfu Cui (“Party B”)

Residence: No.1, XiangHongqi Street, Haidian District, Beijing

ID No.: [     ]

Each party hereto shall be called a “Party” and together the “Parties”

Whereas:

1.	On December 26, 2012, Party A and Party B entered into the Sixth Amended and Restated Loan Agreement (the “Loan Agreement”), whereby Party A loaned Party B RMB500,000 for use as 50% of the registered capital of Beijing Asiamedia Interactive Advertising Co., Ltd. (“Beijing Media”).

2.	Due to the development of the business, on July 31, 2013, eLong Information Technology Co., Ltd. increased the registered capital of Beijing Media from RMB1,000,000 to RMB30,000,000.

NOW THEREFORE, Party A and Party B hereby agree to amend certain terms of the Loan Agreement as set forth below:

1.	As Party B’s equity interest in Beijing Media has changed from 50% to 1.67%, therefore the corresponding descriptions of the shareholding of Party B in the Loan Agreement are hereby changed to 1.67%.

2.	Other than the amendment noted above, no other changes are made to the Loan Agreement.

3.	This Amendment shall be effective as of the date first set forth above, and shall constitute an integral part of the Loan Agreement. In the event of any conflict between the terms of this Amendment and the Loan Agreement, the terms of this Amendment shall prevail. Matters not explicitly set forth in this Amendment shall be governed by the Loan Agreement.

4.	This Amendment is in duplicate and each Party holds one copy. Each original has the same legal effect.

[No text hereunder]

1

Exhibit 4.30

IN WITNESS WHEREOF, Parties to this Agreement or their duly authorized representatives have executed this Agreement as of the date first written above.

Party A: eLong, Inc.

Authorized Representative (Signature):	/s/ Sami Farhad

Party B: Guangfu Cui

Signature:	/s/ Guangfu Cui

2